AMENDED AND RESTATED
BYLAWS
OF
PAUL MUELLER COMPANY

ADOPTED JANUARY 29, 2004

Offices and Records

1.	(a)

Registered Office and Registered Agent.  The location of the registered office and the name of the registered agent of the corporation in the State of Missouri shall be such as shall be determined from time to time by the board of directors and on file in the appropriate office of the State of Missouri pursuant to applicable provisions of law.  Unless otherwise permitted by law, the address of the registered office of the corporation and the address of the business office of the registered agent shall be identical.

(b)

Corporate Offices.  The corporation may have such corporate offices anywhere within or without the State of Missouri as the board of directors from time to time may determine or the business of the corporation may require.  The "principal place of business" or "principal business" or "executive" office or offices of the corporation may be fixed and so designated from time to time by the board of directors, but the location or residence of the corporation in Missouri shall be deemed for all purposes to be in the county in which its registered office in Missouri is maintained.

2.	(a)

Records.  The corporation shall keep at its registered office, or principal place of business, in Missouri, original or duplicate books in which shall be recorded the number of its shares subscribed, the names of the owners of its shares, the numbers owned of record by them respectively, the amount of shares paid, and by whom, the transfer of said shares with the date of transfer, the amount of its assets and liabilities, and the names and places of residence of its officers, and from time to time such other or additional records, statements, lists, and information as may be required by law, including the shareholders' lists mentioned in paragraph 10 of these bylaws.

(b)

Inspection of Records.  A shareholder, if he be entitled and demands to inspect the records of the corporation pursuant to any statutory or other legal right, shall be privileged to inspect such records only during the usual and customary hours of business and in such manner as will not unduly interfere with the regular conduct of the business of the corporation.  A shareholder may delegate this right of inspection to a certified or public accountant on the condition, to be enforced at the option of the corporation, that the shareholder and accountant agree with the corporation to furnish to the corporation promptly a true and correct copy of each report with respect to such inspection made by such accountant.  No shareholder shall use, permit to be used or acquiesce in the use by others of any information so obtained to the detriment competitively of the corporation, nor shall he furnish or permit to be furnished any information so obtained to any competitor or prospective competitor of the corporation.  The corporation as a condition precedent to any shareholder's inspection of the records of the corporation may require the shareholder to indemnify the corporation, in such manner and for such amount as may be determined by the board of directors, against any loss or damage which may be suffered by it arising out of or resulting from any unauthorized disclosure made or permitted to be made by such shareholder of information obtained in the course of such inspection.

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Seal

3.

Corporate Seal.  The corporate seal shall have inscribed thereon the name of the corporation and the words: Corporate Seal - Missouri.  Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

Shareholders' Meetings

4.

Place of Meetings.  All meetings of the shareholders shall be held at the principal business office of the corporation in Missouri, except such meetings as the board of directors to the extent permissible by law expressly determines shall be held elsewhere, in which case such meetings may be held, upon notice thereof as hereinafter provided, at such other place or places, within or without the State of Missouri, as the board of directors shall have determined, and as shall be stated in such notice; and, unless specifically prohibited by law, any meeting may be held at any place and time, and for any purpose, if consented to in writing by all of the shareholders entitled to vote thereat.

5.	(a)

Annual Meetings.  An annual meeting of shareholders shall be held on the first Monday in May of each year, commencing in 1970, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 a.m., when they shall elect a board of directors and transact such other business as may properly be brought before the meeting.

Special Meetings.  Special meetings of the shareholders may be held for such purposes and shall be called only as specified in the corporation's articles of incorporation.

The "call" and the "notice" of any such meeting shall be deemed to be synonymous.

(c)

Consent of Shareholders in Lieu of Meeting.  Any action required to be taken or which may be taken at a meeting of the shareholders may be taken without a meeting if consents in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the action so taken.  The secretary shall file such consents with the minutes of the meetings of the shareholders.

6.	(a)

Notice.  Written or printed notice of each meeting of the shareholders, whether annual or special, stating the place, day and hour of the meeting, and, in the case of a special meeting, the purpose or purposes thereof, shall be delivered or given to each shareholder entitled to vote thereat, either personally or by mail, not less than ten (10) days or more than fifty (50) days prior to the meeting, unless, as to a particular matter, other or further notice is required by law, in which case such other or further notice shall be given.  In addition to such written or printed notice, published notice shall be given if (and in the manner) then required by law.

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Any notice of a shareholder's meeting sent by mail shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid addressed to the shareholder at his address as it appears on the records of the corporation.

(b)

Waiver of Notice.  Whenever any notice is required to be given under the provisions of these bylaws, or of the articles of incorporation or of any law, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed the equivalent to the giving of such notice.

To the extent provided by law, attendance of a shareholder at any meeting shall constitute a waiver of notice of such meeting.

	(c)	Presiding Officials. Every meeting of the shareholders, for whatever object, shall be convened and presided over by the officers specified in paragraphs 25, 31, 32 and 34 of these bylaws.
7.	(a)	Business Which May Be Transacted At Annual Meetings.
(i)

No business may be transacted at an annual meeting of the shareholders ("annual meeting"), other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors (or a designated committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the board of directors (or a designated committee thereof), or (c) otherwise properly brought before the annual meeting by any shareholder of the corporation (x) who is a shareholder of record (both on the date such shareholder gives notice of such business as provided in this Section 7(a) and on the record date for the determination of shareholders entitled to vote at such annual meeting) and (y) who complies with the provisions of this Section 7(a).

(ii)

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, including, without limitation, nominations of persons for election or reelection to the board of directors, such shareholder must have given timely notice thereof in proper written form to the Secretary of the corporation.  To be timely, a shareholder's notice shall be delivered to, or mailed to and received by, the Secretary at the corporation's principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered or mailed and received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (x) the 90th day prior to such annual meeting, or (y) the 10th day following the day on which public announcement of the date of such annual meeting is first made.  In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of the shareholder's notice as described above.  To be in proper written form, a shareholder's notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or as otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to each other matter the shareholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting, and any material interest of the shareholder proposing to bring such business before such meeting (or of any other shareholders known to be supporting such proposal) in such proposal; and (c) as to the shareholder giving the notice (i) the name and address, as they appear on the corporation's books, of the shareholder proposing such business, (ii) the class and number of shares of the corporation which are beneficially owned by the shareholder, (iii) the names and addresses of the beneficial owners, if any, of any capital stock of the corporation registered in such shareholder's name on the corporation's books, and the class and number of shares of the corporation owned by such beneficial owners, (iv) the names and addresses of other shareholders known by the shareholder proposing such business to support such proposal, and the class and number of shares of the corporation's capital stock beneficially owned by such other shareholders; and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

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(iii)

Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Section 7 to the contrary, in the event that the number of directors to be elected to the board of directors of the corporation is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased board of directors at least 90 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Section 7 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if such notice shall be delivered to, or mailed to and received by, the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

(b)

Business Which May Be Transacted At Special Meetings.  Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the corporation's notice of such meeting.  In the event the corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the board of directors, any shareholder of the corporation who is a shareholder of record (both at the time of giving notice of a nomination as provided in this Section 7(b) and on the record date for the determination of shareholders entitled to vote at such special meeting) may nominate a person or persons (as the case may be), for election as a director as specified in the corporation's notice of meeting, if the shareholder's notice of nomination, in written form as required by paragraph (a)(ii)(a) of this Section 7, shall be delivered to, or mailed to and received by, the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of (x) the 90th day prior to such special meeting, or (y) the 10th day following the day on which public announcement is first made by the corporation of the date of such special meeting.  In no event shall the public announcement of an adjournment of a special meeting of shareholders commence a new time period for the giving of a shareholder's notice as described above.

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(c)	General.
(i)

Only such persons who are nominated (a) by the board of directors (or a designated committee thereof), or (b) by a shareholder in accordance with the procedures set forth in this Section 7, shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the provisions of this Section 7; provided, however, that once business has been properly brought before the meeting in accordance with such provisions, nothing in this Section 7 shall be deemed to preclude discussion by any shareholder of any such business.  If the board of directors or a designated committee thereof determines that any shareholder proposal or nomination is not properly brought before the meeting in accordance with the provisions of this Section 7 in any material respect, such proposal or nomination shall not be presented for action at the annual meeting (or special meeting if the nomination relates to a special meeting) in question.  If neither the board of directors nor such committee makes a determination as to the validity of any shareholder proposal or nomination in the manner set forth above, the presiding officer of the annual meeting (or special meeting if the nomination relates to a special meeting) shall determine whether the shareholder proposal or nomination is properly brought before the meeting in accordance with the terms of this Section 7.  If the presiding officer determines that any shareholder proposal or nomination is not properly brought before the meeting in accordance with the provisions of this Section 7 in any material respect, such proposal or nomination shall not be presented for action at the annual meeting (or special meeting if the nomination relates to a special meeting) in question.  If the board of directors, a designated committee thereof, or the presiding officer determines that a shareholder proposal or nomination was made in accordance with the requirements of this Section 7, the presiding officer shall so declare at the annual meeting (or special meeting if the nomination relates to a special meeting) in question, and ballots shall be provided for use at the meeting with respect to such proposal or nomination.

(ii)

For purposes of this Section 7, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, the Associated Press, or a comparable national news service, or in a document publicly filed by the corporation with the Securities and Exchange Commission (including, without limitation, a Form 8-K) pursuant to Section 13, 14, or 15(d) of the Exchange Act.

(iii)

Notwithstanding the foregoing provisions of this Section 7, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 7.  Nothing in this Section 7 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 of the Exchange Act.

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8.

Quorum.  Except as otherwise may be provided by law or by the articles of incorporation, the holders of a majority of the outstanding shares entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of the shareholders.  Every decision of a majority in amount of shares of such quorum shall be valid as a corporate act, except in those specific instances in which a larger vote is required by law or by the articles of incorporation.  If, however, such quorum should not be present at any meeting, the shareholders present and entitled to vote shall have power successively to adjourn the meeting, without notice to any shareholder other than announcement at the meeting, to a specified date not longer than 90 days after such adjournment.  At any subsequent session of the meeting at which a quorum is present in person or by proxy any business may be transacted which could have been transacted at the initial session of the meeting if a quorum had been present.

9.	(a)

Proxies.  At any meeting of the shareholders every shareholder having the right to vote shall be entitled to vote in person or by proxy executed in writing by such shareholder or by his duly authorized attorney-in-fact.  No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

(b)

Voting.  Each shareholder shall have one vote for each share of stock entitled to vote under the provisions of the articles of incorporation and which is registered in his name on the books of the corporation.  In the election of directors cumulative voting shall prevail, so each shareholder shall have the right to cast as many votes in the aggregate as shall equal the number of voting shares so held by him, multiplied by the number of directors to be elected at such election, and he may cast the whole number of such votes for one candidate or distribute them among two or more candidates.

No person shall be admitted to vote on any shares belonging or hypothecated to the corporation.

If the board of directors shall not have closed the transfer books of the corporation and there shall be no date fixed by the board of directors or by statute for the determination of its shareholders entitled to vote, no person shall be admitted to vote directly or by proxy except those in whose names the shares of the corporation shall stand on the transfer books at the time of the meeting.

(c)

Registered Shareholders -- Exceptions -- Stock Ownership Presumed.  The corporation shall be entitled to treat the holders of the shares of stock of the corporation, as recorded on the stock record or transfer books of the corporation, as the holders of record and as the holders and owners in fact thereof and, accordingly, the corporation shall not be required to recognize any equitable or other claim to or interest in any shares on the part of any other person, firm, partnership, corporation or association, whether or not the corporation shall have express or other notice thereof, except as is otherwise expressly required by law, and the term "shareholder" as used in these bylaws means one who is a holder of record of shares of the corporation; provided, however, that if permitted by law,

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(i)

shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine;

(ii)

shares standing in the name of a deceased person may be voted by his administrator or executor, either in person or by proxy; and shares standing in the name of a guardian, curator, or trustee may be voted by such fiduciary, either in person or by proxy, but no guardian, curator, or trustee shall be entitled, as such fiduciary, to vote shares held by him without a transfer of such shares into his name;

(iii)

shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed; and

(iv)

a shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred of record into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

10.

Shareholders' Lists.  A complete list of the shareholders entitled to vote at each meeting of the shareholders, arranged in alphabetical order, with the address of, and the number of voting shares held by each, shall be prepared by the officer of the corporation having charge of the stock transfer books of the corporation, and shall, for a period of ten (10) days prior to the meeting, be kept on file at the registered office of the corporation in Missouri and shall at any time during the usual hours for business be subject to inspection by any shareholder.  Such list or a duplicate thereof shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.  The original share ledger or transfer book, or a duplicate thereof kept in the State of Missouri, shall be prima facie evidence as to who are the shareholders entitled to examine such list, share ledger or transfer book to vote at any meeting of shareholders.

Failure to comply with the foregoing shall not affect the validity of any action taken at any such meeting.

Directors

11.	(a)	Number of Directors. The number of directors to constitute the board of directors shall be determined as provided in the Articles of Incorporation.
(b)

Nomination of Directors.  Subject to the rights of holders of any class or series of Preferred Stock then outstanding, nominations for the election of directors may be made (i) by the board of directors (or a designated committee thereof), or (ii) by any shareholder who complies with the notice and other provisions set forth in Section 7 of these Bylaws.

12.

Powers of the Board.  The property and business of the corporation shall be controlled and managed by the directors, acting as a board.  The board shall have and is vested with all and unlimited powers and authorities, except as may be expressly limited by law, the articles of incorporation or these bylaws, to do or cause to be done any and all lawful things for and in behalf of the corporation, to exercise or cause to be exercised any or all of its powers, privileges and franchises, and to seek the effectuation of its objects and purposes.

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13.

Offices.  The directors may have one or more offices, and keep the books of the corporation (except the original or duplicate stock ledgers, and such other books and records as may by law be required to be kept at a particular place) at such place or places within or without the State of Missouri as the board of directors may from time to time determine.

14.

Meetings of the Newly Elected Board - Notice.  The members of each newly elected board shall meet (i) at such time and place, either within or without the State of Missouri, as shall be suggested or provided for by resolution of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or (ii) if not so suggested or provided for by resolution of the shareholders or if a quorum shall not be present, the members of such board may meet at such time and place as shall be consented to in writing by a majority of the newly elected directors, provided that written or printed notice of such meeting shall be mailed, sent by telegram or delivered to each of the other directors in the same manner as provided in paragraph 16 of these bylaws with respect to the giving of notice for special meetings of the board except that it shall not be necessary to state that purpose of the meeting in such notice, or (iii) regardless of whether or not the time and place of such meeting shall be suggested or provided for by resolution of the shareholders at the annual meeting, the members of such board may meet at such time and place as shall be consented to in writing by all of the newly elected directors.  Each director, upon his election, shall qualify by accepting the office of director, and his attendance at, or his written approval of the minutes of, any meeting of the newly elected directors shall constitute his acceptance of such office; or he may execute such acceptance by a separate writing, which shall be placed in the minute book.

15.

Regular Meetings - Notice.  Regular meetings of the board may be held without notice at such time and places either within or without the State of Missouri as shall from time to time be fixed by resolution adopted by the full board of directors.  Any business may be transacted at a regular meeting.

16.

Special Meetings - Notice.  Special meetings of the board may be called at any time by the chairman of the board, the chief executive officer, the president, or by a majority of the entire board of directors.  The place may be within or without the State of Missouri as designated in the notice.

Written or printed notice of each special meeting of the board, stating the place, day and hour of the meeting and the purpose or purposes thereof, shall be mailed to each director at least three (3) days before the day on which the meeting is to be held, or shall be sent to him by telegram, or be delivered, at least two (2) days before the day on which the meeting is to be held.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon addressed to the director at his residence or usual place of business.  If notice be given by telegraph, such notice shall be deemed to be delivered when the same is delivered to the telegraph company.  The notice may be given by any officer having authority to call the meeting or by any director.

"Notice" and "call" with respect to such meetings shall be deemed to be synonymous.

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17.

Waiver of Notice.  Whenever any notice is required to be given to any director under the provisions of these bylaws, or of the articles of incorporation or of any law, a waiver thereof in writing signed by such director, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

To the extent provided by law, attendance of a director at any meeting shall constitute a waiver of notice of such meeting.

18.

Quorum.  At all meetings of the board a majority of the full board of directors shall, unless a greater number as to any particular matter is required by the articles of incorporation or these bylaws, constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum, except as may be otherwise specifically provided by statute, the articles of incorporation, or these bylaws, shall be the act of the board of directors.

19.	Vacancies. All vacancies on the board of directors, including those created by expansion of the board, shall be filled in the manner specified in the articles of incorporation.
20.

Action without a Meeting.  If all the directors severally or collectively consent in writing to any action to be taken by the directors, such consents shall have the same force and effect as a unanimous vote of the directors at a meeting duly held.  The secretary shall file such consents with the minutes of the meetings of the board of directors.

21.

Indemnification of Directors and Officers.  The directors, officers, employees and agents of the corporation and any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, and their legal representatives, shall be indemnified in the manner set forth in the articles of incorporation of the corporation, but the provisions in the articles of incorporation shall not be deemed exclusive of any other rights to which a person may be entitled under any applicable law, bylaws of the corporation, agreement, vote of shareholders or disinterested directors or otherwise.

22.

Executive Committee.  The board of directors may, by resolution or resolutions adopted by a majority of the whole board of directors, designate an executive committee, such committee to consist of two or more directors of the corporation, which committee, to the extent provided in said resolution or resolutions, shall have and may exercise all of the authority of the board of directors in the management of the corporation; provided, however, that the designation of such committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed upon it or him by law.

The executive committee shall keep regular minutes of its proceedings, which minutes shall be recorded in the minute book of the corporation.  The secretary or an assistant secretary of the corporation may act as secretary for the committee if the committee so requests.

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23.

Compensation of Directors and Committee Members.  The board of directors may pay to directors a fixed sum for attendance at each meeting of the board or of a committee of the board, a stated retainer or fee for services as a director and such other compensation for their services as directors as the board may determine from time to time.  Additionally, the directors may be paid their expenses of attendance at each meeting of the board or of a committee of the board.  Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise, and receiving compensation therefor; provided, however, that no director who is not a full time employee of the corporation or any subsidiary of the corporation shall be paid any compensation, including, without limitation, any consulting, advisory or other compensatory fee, directly or indirectly, from the corporation or any subsidiary of the corporation, other than in the member's capacity as a member of the board of directors and any committee of the board, without the approval of a majority of all the members of the board of directors.

Chairman of the Board

24.

Election and Status.  The board of directors shall annually elect one of its members to be chairman of the board.  The chairman of the board position shall be a non-executive, non-officer position of the corporation and the director elected chairman of the board shall not hold any officer position with the corporation or be employed in any capacity by the corporation.  Accordingly, the board of directors retains the right to determine that such a non-executive, non-officer and non-employee chairman of the board is an independent director under the applicable rules of the Securities and Exchange Commission and NASDAQ.  The board of directors shall fill any vacancy in the position of chairman of the board at such time and in such manner as the board of directors shall determine.

25.

Duties of Chairman of the Board.  The chairman of the board shall preside at all meetings of the board of directors and at all meetings of the shareholders.  The chairman of the board shall also preside at all meetings of the independent members of the board.  The chairman of the board shall exercise and perform such other powers and duties as from time to time may be assigned by the board of directors.

26.

Emeritus Positions.  From time to time, the board of directors may designate an individual to serve in an emeritus position with respect to the board, including by way of example but not by way of limitation, as an emeritus director, or as a chairman emeritus of the board.  These positions shall be honorary positions and persons appointed to such positions may be asked to attend meetings of the board or stockholders from time to time.  An individual holding an emeritus position may receive compensation for serving in such capacity, shall not be an officer of the corporation, shall have no vote at a directors' meeting and may be refused access to material non-public information pertaining to the corporation.  An individual designated to hold an emeritus position may be so designated for any reason deemed appropriate by the board, including, without limitation, such individual's experience with and contributions to the corporation.  Any person may be removed from an emeritus position by the board of directors, either with or without cause, at any time.  Any individual holding an emeritus position may be employed by the corporation.

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Officers

27.	(a)

Officers - Who Shall Constitute.  The officers of the corporation shall be a chief executive officer, a president, a chief financial officer, one or more vice presidents, a secretary, a treasurer, one or more assistant secretaries and one or more assistant treasurers.  The board shall elect or appoint a president and secretary at its first meeting after each annual meeting of the shareholders.  The board then, or from time to time, may also elect or appoint one or more of the other prescribed officers as it shall deem advisable, but need not elect or appoint any officers other than a president and a secretary.  The board may, if it desires, further identify or describe any one or more of such officers.

The officers of the corporation need not be members of the board of directors.  Any two or more offices may be held by the same person, except the offices of president and secretary.

An officer shall be deemed qualified when he enters upon the duties of the office to which he has been elected or appointed and furnishes any bond required by the board; but the board may also require of such person his written acceptance and promise faithfully to discharge the duties of such office.

(b)

Term of Office.  Each officer of the corporation shall hold his office at the pleasure of the board of directors or for such other period as the board may specify at the time of his election or appointment, or until his death, resignation or removal by the board, whichever first occurs.  In any event, the term of office of each officer of the corporation holding his office at the pleasure of the board shall terminate at the annual meeting of the board next succeeding his election or appointment and at which any officer of the corporation is elected or appointed, unless the board provides otherwise at the time of his election or appointment.

(c)

Other Agents.  The board from time to time may also appoint such other agents for the corporation as it shall deem necessary or advisable, each of whom shall serve at the pleasure of the board or for such period as the board may specify, and shall exercise such powers, have such titles and perform such duties as shall be determined from time to time by the board or by an officer empowered by the board to make such determinations.

28.

Removal.  Any officer or agent elected or appointed by the board of directors, and any employee, may be removed or discharged by the board whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

29.

Salaries and Compensation.  Salaries and incentive compensation plans of all executive officers (as that term is defined by the Securities and Exchange Commission) of the Corporation shall be administered by the Compensation and Benefits Committee of the Board of Directors.  Salaries and compensation plans of all other employees of the Corporation shall be administered by the President or his designated representative.

30.

Delegation of Authority to Hire, Discharge and Designate Duties.  The board from time to time may delegate to the chief executive officer, the president or other officer or executive employee of the corporation, authority to hire, discharge and fix and modify the duties, salary or other compensation of employees of the corporation under their jurisdiction, and the board may delegate to such officer or executive employee similar authority with respect to obtaining and retaining for the corporation the services of attorneys, accountants and other experts.

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31.

Chief Executive Officer.  Subject to the oversight of the board of directors, the chief executive officer shall have general supervision, direction and control of the business and affairs of the corporation.  The chief executive officer shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation and such other duties, powers and authority as may be prescribed elsewhere in these bylaws or as may be assigned by the board of directors from time to time and shall carry into effect all directions and resolutions of the board.  In the absence of the chairman of the board, the chief executive officer shall preside at all meetings of the shareholders and directors.

The chief executive officer may execute all bonds, notes, debentures, mortgages, and other contracts requiring a seal, under the seal of the corporation and may cause the seal to be affixed thereto, and all other instruments for and in the name of the corporation.

Unless the board otherwise provides, the chief executive officer, or any person designated in writing by him, may (i) attend meetings of shareholders of other corporations to represent this corporation thereat and to vote or take action with respect to the shares of any such corporation owned by this corporation in such manner as he or his designee may determine, and (ii) execute and deliver waivers of notice and proxies for and in the name of the corporation with respect to any such shares owned by this corporation.

32.

The President.  In the absence, disability or inability to act of the chief executive officer, the president shall perform all of the duties of the chief executive officer and when so acting shall have all the powers and be subject to all the restrictions upon the chief executive officer, including the power to sign all instruments and take all actions that the chief executive officer is authorized to perform by the board or these bylaws.  The President shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation and such other powers and duties as may be prescribed elsewhere in these bylaws or as may be assigned from time to time by the chief executive officer or the board of directors.

33.

Chief Financial Officer.  The chief financial officer shall exercise direction and control of the financial affairs of the corporation, including the preparation of the corporation's financial statements.  The chief financial officer shall have the general powers and duties usually vested in the office of the chief financial officer of a corporation and such other powers and duties as may from time to time be assigned by the chief executive officer or the board of directors.

34.

Vice Presidents.  The vice presidents in the order of their seniority (the executive vice president, if any, being deemed for this purpose to be the senior vice president), as determined by the board, shall, in the absence, disability or inability to act of the president, perform the duties and exercise the powers of the president, and shall perform such other duties as the board of directors shall from time to time prescribe.

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35.

The Secretary and Assistant Secretaries.  The secretary shall attend all sessions of the board and, except as otherwise provided for in paragraph 6(c) of these bylaws, all meetings of the shareholders, and shall record or cause to be recorded all votes taken and the minutes of all proceedings in a minute book of the corporation to be kept for that purpose.  He shall perform like duties for the executive and other standing committees when requested by the board or any such committee to do so.

He shall see that all books, records, lists and information, or duplicates, required to be maintained at the registered or some office of the corporation in Missouri, or elsewhere, are so maintained.

He shall keep in safe custody the seal of the corporation, and when duly authorized to do so shall affix the same to any instrument requiring it, and when so affixed, he shall attest the same by his signature.

He shall perform such other duties and have such other authority as may be prescribed elsewhere in these bylaws or from time to time by the board of directors or the chief executive officer of the corporation, under whose direct supervision he shall be.

He shall have the general duties, powers and responsibilities of a secretary of a corporation.

Any assistant secretary, in the absence, disability or inability to act of the secretary, may perform the duties and exercise the powers of the secretary, and shall perform such other duties and have such other authority as the board of directors may from time to time prescribe.

36.

The Treasurer and Assistant Treasurers.  The treasurer shall have responsibility for the safekeeping of the funds and securities of the corporation, shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall keep, or cause to be kept, all other books of account and accounting records of the corporation.  He shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors or by any officer of the corporation to whom such authority has been granted by the board of directors.

He shall disburse, or permit to be disbursed, the funds of the corporation as may be ordered, or authorized generally, by the board, and shall render to the chief executive officer of the corporation and the directors whenever they may require it, an account of all his transactions as treasurer and of those under his jurisdiction, and of the financial condition of the corporation.

He shall perform such other duties and shall have such other responsibility and authority as may be prescribed elsewhere in these bylaws or from time to time by the board of directors.

He shall have the general duties, powers and responsibility of a treasurer of a corporation, and shall, unless otherwise provided by the board, be the chief financial and accounting officer of the corporation.

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If required by the board, he shall give the corporation a bond in a sum and with one or more sureties satisfactory to the board, for the faithful performance of the duties of his office, and for the restoration to the corporation, in the case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control which belong to the corporation.

Any assistant treasurer, in the absence, disability or inability to act of the treasurer, may perform the duties and exercise the powers of the treasurer, and shall perform such other duties and have such other authority as the board of directors may from time to time prescribe.

37.

Duties of Officers may be Delegated.  If any officer of the corporation be absent or unable to act, or for any other reason that the board may deem sufficient, the board may delegate, for the time being, some or all of the functions, duties, powers and responsibilities of any officer to any other officer, or to any other agent or employee of the corporation or other responsible person, provided a majority of the whole board of directors concurs therein.

Shares of Stock

38.

Payment for Shares of Stock.  The corporation shall not issue shares of stock except for money paid, labor done or property actually received; provided, however, that shares may be issued in consideration of valid bona fide antecedent debts.  No note or obligation given by any shareholder, whether secured by deed of trust, mortgage or otherwise, shall be considered as payment of any part of any share or shares.

39.

Certificates for Shares of Stock.  The certificates for shares of stock of the corporation shall be numbered, shall be in such form as may be prescribed by the board of directors in conformity with law, and shall be entered in the stock books of the corporation as they are issued.  Such entries shall show the name and address of the person, firm, partnership, corporation or association to whom each certificate is issued.  Each certificate shall have printed, typed or written thereon the name of the person, firm, partnership, corporation or association to whom it is issued and the number of shares represented thereby.  It shall be signed by the president or a vice president and the secretary or an assistant secretary or the treasurer or an assistant treasurer of the corporation, and sealed with the seal of the corporation, which seal may be facsimile, engraved or printed.  If the corporation has a transfer agent or a transfer clerk who signs such certificates, the signatures of any of the other officers above mentioned may be facsimiles, engraved or printed.  In case any such officer who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer before such certificate is issued, such certificate may nevertheless be issued by the corporation with the same effect as if such officer were an officer at the date of its issue.

40.

Transfers of Shares - Transfer Agent Registrar.  Transfers of shares of stock shall be made on the stock record or transfer books of the corporation only by the person named in the stock certificate, or by his attorney lawfully constituted in writing, and upon surrender of the certificate therefor.  The stock record book and other transfer records shall be in the possession of the secretary or of a transfer agent or transfer clerk for the corporation.  The corporation, by resolution of the board, may from time to time appoint a transfer agent or transfer clerk, and, if desired, a registrar, under such arrangements and upon such terms and conditions as the board deems advisable, but until and unless the board appoints some other person, firm or corporation as its transfer agent or transfer clerk (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made) the secretary of the corporation shall be the transfer agent or transfer clerk of the corporation without the necessity of any formal action of the board, and the secretary, or any person designated by him, shall perform all of the duties thereof.

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41.

Closing of Transfer Books.  The board of directors shall have power to close the stock transfer books of the corporation for a period not exceeding fifty days preceding the date of any meeting of the shareholders, or the date of payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the board of directors may fix in advance a date not exceeding fifty days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or entitled to any such allotment of rights, or entitled to exercise the rights in respect of any such change, conversion or exchange of shares.  In such case such shareholders and only such shareholders as shall be shareholders of record on the date of closing of the transfer books or on the record date so fixed shall be entitled to notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after such date of closing of the transfer books, or such record date fixed as aforesaid.

42.

Lost or Destroyed Certificates.  In case of the loss or destruction of any certificate for shares of stock of the corporation, another may be issued in its place upon proof of such loss or destruction and upon the giving of a satisfactory bond of indemnity to the corporation and the transfer agent and registrar of such stock, if any, in such sum as the board of directors may provide; provided, however, that a new certificate may be issued without requiring a bond when in the judgment of the board it is proper so to do.

43.

Regulations.  The board of directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, conversion and registration of certificates for shares of stock of the corporation, not inconsistent with the laws of Missouri, the articles of incorporation or these bylaws.

General

44.

Fixing of Capital - Transfers of Surplus.  Except as may be specifically otherwise provided in the articles of incorporation, the board of directors is expressly empowered to exercise all authority conferred upon it or the corporation by any law or statute, and in conformity therewith, relative to --

	(i)	the determination of what part of the consideration received for shares of the corporation shall be stated capital,

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	(ii)	increasing stated capital,
	(iii)	transferring surplus to stated capital,
	(iv)	the consideration to be received by the corporation for its shares, and
	(v)	all similar or related matters;
provided that any concurrent action or consent by or of the corporation and its shareholders required to be taken or given pursuant to law, shall be duly taken or given in connection therewith.
45.

Dividends.  Dividends upon the outstanding shares of the corporation, subject to the provisions of the articles of incorporation and of any applicable law, may be declared by the board of directors at any meeting.  Dividends may be paid in cash, in property, or in shares of the corporation's stock.

Liquidating dividends or dividends representing a distribution of paid-in surplus or a return of capital shall be made only when and in the manner permitted by law.

46.

Creation of Reserves.  Before the payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the board of directors from time to time deem proper as a reserve fund or funds to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for any other purpose deemed by the board to be conducive to the interests of the corporation, and the board may abolish any such reserve in the manner in which it was created.

47.

Loans to Shareholders Prohibited.  The corporation shall not loan money to any shareholder of the corporation, except that, if there is a corporation-sponsored program which provides loans to employees and is available to all employees of the corporation, a loan may be made to a shareholder-employee for the purpose of participating in the program.

48.

Checks.  All checks and similar instruments for the payment of money shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.  If no such designation is made, and unless and until the board otherwise provides, the president and secretary or the president and treasurer, shall have power to sign all such instruments for, in behalf and in the name of the corporation which are executed or made in the ordinary course of the corporation's business.

49.

Fiscal Year.  The board of directors shall have power to fix and from time to time change the fiscal year of the corporation.  In the absence of action by the board of directors, however, the fiscal year of the corporation shall end each year on the date which the corporation treated as the close of its first fiscal year, until such time, if any, as the fiscal year shall be changed by the board of directors.

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50.

Directors' Annual Statement.  The board of directors may present at each annual meeting, and when called for by vote of the shareholders shall present to any annual or special meeting of the shareholders, a full and clear statement of the business and condition of the corporation.

51.	Amendments. The bylaws of the corporation may from time to time be suspended, repealed, amended or altered, or new bylaws may be adopted, in the manner provided in the articles of incorporation.

DATE: January 29, 2004	/S/ DONALD E. GOLIK Donald E. Golik Secretary

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